STOCK SURRENDER AGREEMENT

THIS STOCK SURRENDER AGREEMENT (this "**Agreement**"), dated December 2, 2025, by and between Yunhong Environmental Protection Technology Co., Ltd., a company formed under the laws of the People's Republic of China ("**Seller**"), Yunhong China Group Co., Ltd., a company formed under the law of the People's Republic of China and a parent company of Seller ("**Yunhong China Group**" and collectively with the Seller, the "**Seller Parties**"), Yunhong Technology Industry (Hubei) Co. Ltd, a company formed under the laws of the People's Republic of China ("**China Subsidiary**"), a wholly owned subsidiary of Yunhong Green CTI ("**CTI**" and together with the China Subsidiary, the "**Buyer**"). Defined terms not defined herein shall have the definition as set forth in the Asset Purchase Agreement (as defined below).

WHEREAS, the Buyer and Seller Parties previously entered into that certain Asset Purchase Agreement, effective as of June 30, 2024 (the "**Asset Purchase Agreement**"), pursuant to which the Buyer purchased the Purchased Assets from the Seller Parties in exchange for the issuance of the CTI Shares;

WHEREAS, the Purchased Assets include the Working Capital Credit to be made available by Yunhong China Group to the China Subsidiary and as of the date hereof the Working Capital Credit has not been made available or received by the Buyer;

WHEREAS, the parties now agree that 175,000 of the CTI shares (the "**Surrendered Shares**") shall be transferred and assigned to the Buyer, in exchange for the Buyer's agreement to forgive and release the Seller Parties from any further obligation with respect to the Working Capital Credit, on the terms and conditions herein;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties IT IS AGREED:

ARTICLE ONE
CANCELLATION OF CTI SHARES

1.01 Surrender of Shares for Working Capital Credit. The Seller Parties agree to surrender and transfer the Surrendered Shares to Buyer, free and clear of all liens and in cancellation in full of the obligations for the Working Capital Credit. Upon execution of this Agreement, the Surrendered Shares shall be deemed cancelled and retired and shall be of no further force or effect, and Seller shall have no further right, title, or interest therein.

1.02 Delivery and Acknowledgement. Simultaneously with the execution of this Agreement, the Seller Parties shall deliver to Buyer any stock certificates, assignments representing the Surrendered Shares for cancellation. Buyer shall reflect the cancellation of the Surrendered Shares on its books and records.

1.03 Further Assurances. Each of the parties hereto shall, and shall cause their respective affiliates to, execute and deliver such additional documents, instruments, conveyances, and assurances and take such further actions as may be reasonably required to carry out the provisions hereof and give effect to the transactions contemplated by this Agreement.

ARTICLE TWO
REPRESENTATIONS AND WARRANTIES OF SELLER PARTIES

The Seller Parties hereby represent and warrant as follows:

2.01 Organization and Authority. Seller Parties are duly organized, validly existing, and in good standing under the Laws of the People's Republic of China, Seller Parties have full corporate power and authority to enter into this Agreement, to carry out obligations of Seller Parties hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. The execution and delivery by Seller Parties of this Agreement, the performance by Seller Parties of its obligations hereunder and thereunder, and the consummation by Seller Parties of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate, board, and shareholder action on the part of Seller Parties. This Agreement constitute legal, valid, and binding obligations of Seller Parties enforceable against Seller Parties in accordance with their respective terms.

2.02 Title. The Seller Parties have good and valid to the Surrendered Shares, free and clear of any liens, encumbrances, security interests or adverse claims. The Seller Parties have not assigned, transferred, pledged or otherwise encumbered the Surrendered Shares and no consent, approval or authorization of any third party is required in connection with the Seller Parties' execution, delivery and performance of this Agreement.

ARTICLE THREE
REPRESENTATIONS AND WARRANTIES OF BUYER

The Buyer hereby represents and warrants as follows:

3.01 Organization and Authority. CTI is a corporation duly organized, validly existing, and in good standing under the Laws of the State of Illinois. The China Subsidiary is duly organized, validly existing and in good standing under the Laws of the People's Republic of China, Buyer has full corporate power and authority to enter into this Agreement, to carry out its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. The execution and delivery by Buyer of this Agreement, the performance by Buyer of its obligations hereunder and thereunder, and the consummation by Buyer of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate action on the part of Buyer. This Agreement constitutes legal, valid, and binding obligations of Buyer enforceable against Buyer in accordance with their respective terms.

ARTICLE FOUR
MISCELLANEOUS PROVISIONS

4.01 Amendment and Modification. This Agreement may only be amended, modified, or supplemented by an agreement in writing signed by each party hereto. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No failure to exercise, or delay in exercising, any right or remedy arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right or remedy..

4.02 Governing Law. this Agreement shall be governed by and construed in accordance with the internal laws of the State of Illinois without giving effect to any choice or conflict of law provision or rule. Any legal suit, action, proceeding, or dispute arising out of or related to this Agreement, the other Transaction Documents, or the transactions contemplated hereby or thereby may be instituted in the federal courts of the United States of America or the courts of the State of Illinois in each case located in the city of Chicago and county of Cook, and each party irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action, proceeding, or dispute.

4.03 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by email or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement..

4.04 Headings. The article and section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

4.05 Entire Agreement. This Agreement, which term as used throughout includes the Exhibits hereto, embodies the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, representations, warranties, covenants or undertakings other than those expressly set forth or referred to herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

4.06 Continuing Effect of Asset Purchase Agreement. Except as expressly modified by this Agreement, all terms, conditions, representations, warranties, covenants, and agreements set forth in the Purchase Agreement shall remain in full force and effect and are hereby ratified and confirmed by the Parties. In the event of any conflict between the terms of this Agreement and the Purchase Agreement, the terms of this Agreement shall control solely with respect to the subject matter hereof.

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IN WITNESS WHEREOF, the parties hereto have entered into this Agreement on the date first hereinabove set forth.

YUNHONG GROUP CO., LTD.

By Dong Wu

NAME: Wu Dong

TITLE: Chairman; Manager

YUNHONG ENVIRONMENTAL PROTECTION TECHNOLOGY CO., LTD

By Dong Wu

NAME: Wu Dong

TITLE: Executive Director; Manager

YUNHONG GREEN CTI

By Jana M Schwan

NAME: Jana Schwan

TITLE: Chief Executive Officer

YUNHONG TECHNOLOGY INDUSTRY (HUBEI) CO., LTD

By Sixu Zhang

NAME: Zhang Sixu

TITLE: Executive Director; Manager